Exhibit 10.1
INDEMNIFICATION AGREEMENT
          AGREEMENT, dated as of                     , 200_, by and between Toll Brothers, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Indemnitee”).
          WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;
          WHEREAS, the Indemnitee is a director and/or officer of the Company;
          WHEREAS, the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;
          WHEREAS, the Company’s Second Restated Certificate of Incorporation and By-Laws (together, the “Governing Documents”) require the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and the Indemnitee serves as a director and/or officer of the Company, in part, in reliance on such provisions in the Company’s Certificate of Incorporation and By-Laws; and
          WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and the Indemnitee’s reliance on the Company’s Governing Documents, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Company’s Governing Documents will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Company’s Governing Documents or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the directors’ and officers’ liability insurance policy of the Company.
          NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, as an officer, director, manager, member, partner, tax matters partner, fiduciary or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

          (a) Agreement: shall mean this Indemnification Agreement, as amended from time to time hereafter.
          (b) Board of Directors: shall mean the Board of Directors of the Company.
          (c) Claim: means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.
          (d) Indemnifiable Event: means any act or omission, whether occurring before, on or after the date of this Agreement, arising from the performance of the Indemnitee’s duties or obligations to the Company or any of its subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which the Indemnitee may hereafter be made a party by reason of being or having been an officer, director, manager, member, partner, tax matters partner, fiduciary or trustee of, or having served in any other capacity with, another Person or any employee benefit plan at the request of the Company.
          (e) Indemnifiable Expenses: means (i) all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, (including on appeal), any Claim relating to any Indemnifiable Event and (ii) any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).
          (f) Person: means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
     2. Basic Indemnification Arrangement; Advancement of Expenses.
          (a) In the event that the Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee, or cause such Indemnitee to be indemnified, consistent with the terms of this Agreement, to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments under this Section 2(a) shall be made as soon as practicable but in no event later than thirty (30) days after written demand is received by the Company.
          (b) If so requested by the Indemnitee, the Company shall advance, or cause to be advanced (within thirty (30) days of such request), any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Indemnifiable Expenses. The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors shall not have determined that the Indemnitee is not entitled to be indemnified under applicable law. However, the obligation of the Company to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Company with an undertaking, and shall in fact constitute an unconditional, binding and enforceable undertaking, to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law). The Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free, except as otherwise ordered in a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law.
          (c) Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless (i) the Company has joined in, or the Board of Directors of the Company has authorized or consented to the initiation of, such Claim or (ii) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).
          (d) The indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Board of Directors shall not have determined (by majority vote of directors who are not parties to the applicable Claim) that the indemnification of the Indemnitee is not proper in the circumstances because the Indemnitee is not entitled to be indemnified under applicable law. If the Board of Directors determines that the Indemnitee is not entitled to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Board of Directors or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Board of Directors that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law. Any determination by the Board of Directors otherwise shall be conclusive and binding on the Company and the Indemnitee.
          (e) To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination by the Board of Directors that the Indemnitee is not entitled to indemnification under applicable law.
     3. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, the Indemnitee against any and all Indemnifiable Expenses (and, if requested by the Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee subject to and in accordance with Section 2(b)), which are incurred by the Indemnitee in connection with any non-frivolous action brought by the Indemnitee for indemnification or an Expense Advance by the Company under this Agreement. If a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to such indemnification or Expense Advance, as the case may be, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts paid pursuant to this Section 3. The Company shall also indemnify, or cause the indemnification of, the Indemnitee against any and all Indemnifiable Expenses (and, if requested by the Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee subject to and in accordance with Section 2(b)), which are incurred by the Indemnitee in connection with any non-frivolous action brought by the Indemnitee for recovery under any “Separate Side A” directors and officers liability insurance policy (as distinguished from “Side A” coverage provided under a directors and officers liability insurance policy) purchased by the Company for the Indemnitee’s benefit; provided, however, that the indemnification and advancement provided for in this sentence shall not apply to Indemnifiable Expenses incurred by the Indemnitee after the Company and the Indemnitee have received a written opinion of Independent Counsel that the Indemnitee is not entitled to coverage under such insurance policy; and provided further that the Company shall have the right to participate with counsel of its choosing and at its expense in such action for insurance recovery by the Indemnitee and to cease paying Indemnifiable Expenses incurred by the Indemnitee in such action after the earlier of (i) an offer by the issuer of such insurance policy to the Indemnitee to settle such action which Independent Counsel advises the Company and the Indemnitee is fair to the Indemnitee or (ii) the entry of judgment in such action from which the issuer of such insurance policy does not appeal and from which Independent Counsel advises the Company and the Indemnitee that there is no reasonable basis for Indemnitee to appeal. For purposes of this Section 3, “Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, jointly selected and agreed to by Indemnitee and the Company that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent the Company or Indemnitee in any matter material to such party. For purposes of this Section 3, an Independent Counsel shall be required at such time as either the Company or the Indemnitee, or both, requests the retention of Independent Counsel in writing. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Except to the extent inconsistent with the other provisions of this Section 3, Indemnifiable Expenses incurred by the Indemnitee in defending any action by the Company, by the issuer of the insurance policy referred to above, or by any other Person that challenges the Indemnitee’s rights to recover under this Agreement or such insurance policy shall be treated for purposes of this Section 3 as if incurred by the Indemnitee in an action by Indemnitee to enforce such rights.
     4. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for the entire amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.
     5. Burden of Proof. In connection with any determination by the Board of Directors, any court or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Board of Directors or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.
     6. No Other Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Board of Directors to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Board of Directors that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.
     7. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s Governing Documents, the laws of the State of Delaware, or otherwise. To the extent that a change in Delaware law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Governing Documents, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
     8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for the Company directors or officers.
     9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of discovery of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
     10. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s Governing Documents, or otherwise) of the amounts otherwise indemnifiable hereunder.
     13. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee, and the Indemnitee concludes that there may be one or more viable legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor the Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.
     14. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or a significant portion of the business and/or assets of the Company and/or its subsidiaries, by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer and/or director of the Company of any other entity or enterprise at the request of the Company. Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other person or entity without the prior written consent of the Indemnitee.

     15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.
     16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
(a)	If to the Company, to:
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Fax: (215) 938-8255
Attn: General Counsel
(b)	If to the Indemnitee, to the address set forth on Annex A hereto.
     17. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     18. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
     19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TOLL BROTHERS, INC.

By:
Name:
Title:

[Name of Director]

Annex A

Name and Business Address.

Attn:
Tel:
Fax: